UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2014

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, "Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" is incorporated herein by reference.

Item 1.02                          Termination of a Material Definitive Agreement.

On September 26, 2014, in connection with entering into the credit facility described in Item 2.03, CorEnergy Infrastructure Trust, Inc. (the "Company") terminated its Revolving Credit Agreement dated as of May 8, 2013 among the Company, the guarantors which are party thereto, KeyBank National Association, the other lenders which are parties thereto, and KeyBanc Capital Markets, which had an original term of three years with the option for a one-year extension (the "Prior Credit Facility").  Outstanding balances under the Prior Credit Facility accrued interest at a variable annual rate equal to LIBOR plus 4.0 percent or the Prime Rate plus 2.75 percent, and it contained certain financial covenants, including the maintenance of certain financial ratios and minimum net worth requirements, as well as default and cross-default provisions customary for similar transactions (with applicable customary grace periods).  On the date of termination, there were no letters of credit or other indebtedness outstanding under this facility, and the loan documents providing for the facility, and the security interests securing it, were terminated and released.

Item 2.03                          Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 26, 2014, the Company, as Borrower, entered into $30 million revolving credit facility pursuant to a Revolving Credit Agreement (the "Agreement") with Regions Bank, as lender and administrative agent. The purpose of the credit facility is to fund general working capital needs and if necessary, to provide short-term financing for the acquisition of additional real property assets.

Under the terms of the Agreement, the credit facility matures on September 26, 2018.  For the first six months, each loan under the credit facility will bear interest at the London Interbank Offered Rate, as defined in the Agreement ("LIBOR") plus 4.0%.  Beginning March 26, 2015, each loan under the credit facility shall bear interest at (a) LIBOR plus a spread of 325 to 400 basis points, or (b) a rate equal to the higher of (i) the prime rate established by Regions Bank, (ii) the federal funds rate plus 0.5%, or (iii) the LIBOR rate plus 1.0%, plus a spread of 200 to 275 basis points.  The applicable spread for each interest rate is based on the Company's Total Recourse Leverage Ratio, as defined in the Agreement.

The Agreement contains, among other restrictions, certain financial covenants including the maintenance of certain financial ratios and minimum net worth requirements. The Agreement contains default and cross-default provisions customary for transactions of this nature (with applicable customary grace periods). Upon the occurrence of an event of default, payment of all amounts outstanding under the Loan shall become immediately due and payable.

Item 7.01                  Regulation FD Disclosure

On September 30, 2014, the Company issued a press release announcing the Credit Agreement.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                          Financial Statements and Exhibits.

(d)	EXHIBITS.

10.1	Revolving Credit Agreement by and among the Company and Regions Bank, et al; dated September 26, 2014.

99.1	Press Release dated September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reportto be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: September 30, 2014	By:	/s/ David J. Schulte
David J. Schulte
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Revolving Credit Agreement by and among the Company and Regions Bank, et al; dated September 26, 2014.

99.1	Press Release dated September 30, 2014